Exhibit D

Telephone: (876) 906-2414-7 Facsimile: (876) 754-5158 E-Mail: attorneygeneral@agc.gov.jm	ATTORNEY GENERAL’S CHAMBERS 1st Floor – North Tower NCB Towers 2 Oxford Road Kingston 5

January 12, 2012

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

U.S.A.

Ladies and Gentlemen:

In my capacity as Director, Commercial Affairs Division, Attorney General Chambers, Jamaica, the undersigned has acted as counsel for the Government of Jamaica (Jamaica) in connection with the preparation and filing with the Securities and Exchange Commission (the Commission) under the Securities Act of 1933, as amended (the Securities Act), of Jamaica’s Registration Statement under Schedule B as filed with the Commission on the date hereof (the Registration Statement) relating to the offering from time to time, as set forth in the Registration Statement and the form of prospectus contained therein (the Prospectus), of up to $1,000,000,000 aggregate principal amount of Jamaica’s debt securities (the Debt Securities). The Debt Securities are to be issued in one or more series in accordance with the provisions of a fiscal agency agreement (the Fiscal Agency Agreement) to be entered into between Jamaica and the fiscal agent specified therein (the Fiscal Agent).

In arriving at the opinion expressed below, I have reviewed (i) the Registration Statement, including the Prospectus forming a part thereof, (ii) the form of Fiscal Agency Agreement filed as an exhibit to the Registration Statement and (iii) the form of Debt Securities included in the form of Fiscal Agency Agreement. In addition, I have reviewed the originals or copies certified or otherwise identified to my satisfaction of all such documents and instruments as I have deemed appropriate, and I have made such investigation of law as I have deemed appropriate as a basis for the opinion expressed below.

Based on the foregoing, I am of the opinion that, subject to compliance with the requirements of the Loans Act 1964 and the Loans (Canada, United States of America and Other Specified Countries) Act 1957, the execution and delivery of the Notes would be duly authorized by all the necessary action of Jamaica and, when duly executed and delivered by Jamaica, authenticated by the Fiscal Agent in accordance with the Fiscal Agency Agreement and delivered to and paid for by the underwriter in the manner contemplated by the Registration Statement, or pursuant to any registration statement relating thereto filed by Jamaica with the Commission pursuant to Rule 462(b) under the Securities Act, the Debt Securities will constitute valid and legally binding obligations of Jamaica, enforceable against Jamaica in accordance with their terms, subject as to enforcement to legal and equitable limitations relating to or affecting enforceability generally applicable to obligations of sovereigns.

This opinion is limited to the laws of Jamaica and to the Registration Statement, the form of Fiscal Agency Agreement and the form of Debt Securities as at the date of this opinion.

In giving this opinion, I have assumed the following (without independent verification):

1.	the legal capacity of all natural persons, the authority of all persons signing each of the documents on behalf of the parties to such documents and the genuineness of all signatures;

2.	the conformity to original documents and the completeness of all documents submitted to me (i) as certified or conformed copies or photocopies, or (ii) by facsimile transmission, and the authenticity of the originals of such documents;

3.	the certificates and other documents to which I have referred herein were when made, and remain, accurate, and there have been no variations to any such certificates or documents;

4.	insofar as any obligation is to be performed in a jurisdiction other than Jamaica, its performance would not be illegal or ineffective under the laws of that jurisdiction; and

5.	that each of Jamaica and the Fiscal Agent has satisfied or will satisfy those legal requirements that are applicable to it under any law other than the laws of Jamaica to the extent necessary to make the Fiscal Agency Agreement and the Notes (with respect to Jamaica) enforceable against it.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption “Validity of the Debt Securities” in the Prospectus forming a part of the Registration Statement and in any supplement to such Prospectus.

In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under the Securities Act or under the rules and regulations of the SEC.

Yours faithfully,

/s/ Candice Rochester

Candice Rochester (Miss)

Director

Commercial Affairs Division

for Attorney General

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